UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 16, 2022

Date of Report (date of earliest event reported)

UpHealth, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38924	83-3838045
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203

Delray Beach, FL 33484

(Address of principal executive offices)

(888) 424-3646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH.BC	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $11.50 per share	UPH.WS.BC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Dispute and Litigation Regarding Control of Glocal Board of Directors

As stated in a Current Report on Form 8-K filed by UpHealth, Inc., (“UpHealth”) with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2022 (the “October 3 Current Report”), on November 20, 2020, UpHealth, then known as GigCapital2, Inc., entered into a Business Combination Agreement to acquire UpHealth Holdings, Inc., a Delaware corporation (“Holdings”). The acquisition of Holdings by UpHealth was completed on June 9, 2021. At the time of the acquisition of Holdings, Holdings owned five direct subsidiaries, one of which is Glocal Healthcare Systems Private Limited, an Indian company with its registered office in Kolkata, West Bengal, India (“Glocal”). Although Glocal is a direct subsidiary of Holdings, which as of the date of this Current Report on Form 8-K (the “Current Report”) owns 94.81% of the equity of Glocal, Holdings currently has no representatives on the board of directors of Glocal. Rather, the board of directors of Glocal consists of three individuals who have constituted such board since before Holdings acquired any ownership interest in Glocal — Dr. Syed Sabahat Azim (“Sabahat Azim”), Richa Azim (“Richa Azim”, and together with Sabahat Azim, the “Azims”) and Gautam Chowdhury (“Chowdhury”, and together with the Azims, the “Glocal Board”).

As also stated in the October 3 Current Report, following the closing of the acquisition of Holdings by UpHealth, Holdings has endeavored to have the Glocal Board appoint Holdings’ designees to the board of Glocal as provided for in the Amendment Agreement (as defined below). To date, the Glocal Board has not complied with the terms of the Amendment Agreement to appoint Holdings’ designees to the board of Glocal, and has deliberately acted to obstruct those appointments. As stated in the October 3 Current Report, as a result, Holdings attempted to convene an Extraordinary General Meeting of the shareholders of Glocal (the “EGM”) where it, as the owner of 94.81% of the equity of Glocal, could vote in proportion to its shareholding to elect its designees to the board of Glocal and also to amend the Articles of Association of Glocal to provide that its designees would have certain affirmative voting rights on the board of Glocal. In July 2022, during the pendency of the Bray Action (as defined below), Holdings sent a written request to the Glocal Board to call an EGM, which request was not acted upon by the Glocal Board. Following this, on August 15, 2022, Holdings, as a supermajority shareholder, used a procedure provided for under Indian law and the Articles of Association of Glocal to requisition the EGM. Following that requisition, the Glocal Board called the EGM and set it for September 26, 2022.

As also stated in the October 3 Current Report, notwithstanding the Glocal Board calling the EGM and setting it for September 26, 2022, on September 21, 2022, all three members of the Glocal Board (i.e., the Azims and Chowdhury) and an employee and shareholder of Glocal (collectively, the “Petitioners”) filed a petition in India before the National Company Law Tribunal, Kolkata Bench (the “NCLT”) against Glocal and Holdings, wherein the Petitioners claim that there was on October 30, 2020 an oral agreement entered into between Holdings and the Azims whereby Holdings would allegedly invest money into Glocal and would “just be an investor” but would not be involved with the operations of Glocal or be acquiring controlling equity ownership of Glocal, and that the Azims could allegedly “at will require [Holdings] to exit [Glocal] and return the investment . . . as long as [the Azims] were in a position to return the investment of [Holdings] with a reasonable interest i.e., return on their [sic] investment.” The petition states that this alleged oral agreement preceded the entry on October 30, 2020 into the Share Purchase Agreement (the “SPA”) between Holdings, Glocal, and various shareholders of Glocal, including the Azims, Chowdhury and Kimberlite Social Infra Private Limited, an Indian entity of which the Azims are equity owners and the sole directors (“Kimberlite”), by which Holdings has acquired its ownership of 94.81% of the equity of Glocal. The petition also states that, notwithstanding the contrary terms of the SPA to this purported oral agreement, the Azims would be able to return to Holdings “the investment with a reasonable interest, i.e., return on its investment at the opportune time”, which the Azims now purport to want to do, and the Petitioners claim that Holdings allegedly refuses to do in breach of the alleged oral agreement. As a result, the Petitioners requested that the NCLT declare that Holdings is not entitled to certain of the shares of Glocal that Holdings owns and that such shares be cancelled and their prior issuance to Holdings be declared null, void and illegal; enjoin Holdings from representing that it is a shareholder of Glocal; enjoin the EGM of Glocal from being held on September 26, 2022; and prevent the election of Holdings’ designees and the amendments to the Articles of Association from being approved at the EGM.

As also stated in the October 3 Current Report, contrary to the above claims made by the Petitioners, there was no oral agreement between the Azims and Holdings made on October 30, 2020, or at any other time. In conjunction with the acquisition of Holdings by UpHealth in 2021, UpHealth prepared and filed with the SEC a Registration Statement on Form S-4. Sabahat Azim was involved with the preparation of this Registration Statement, as was Dr. Chirinjeev Kathuria (“Kathuria”), who was the President of Holdings on October 30, 2020. Neither Kathuria nor anyone else at Holdings ever disclosed to UpHealth as part of either the Business Combination Agreement or the preparation of the Registration Statement that there was an oral agreement between the Azims and Holdings. Nor did Sabahat Azim make such disclosure to UpHealth or inform UpHealth that the Registration Statement needed to be revised to reflect the existence of an oral agreement. Furthermore, Kathuria confirmed in a meeting of the full board of directors of UpHealth held on September 21, 2022 that neither he nor anyone else at Holdings ever discussed or entered into such oral agreement.

As also stated in the October 3 Current Report, at a hearing before the NCLT held on September 23, 2022, on this basis, Indian counsel to Holdings informed the NCLT that (i) there is no such oral agreement as alleged by the Petitioners, and that the controlling agreement is the SPA, (ii) under the terms of the SPA, Holdings has acquired 94.81% equity ownership of Glocal, (iii) the Azims acquired shares of common stock of UpHealth, and (iv) the Azims attempted earlier this year to leverage their ownership of shares of common stock of UpHealth to advance Sabahat Azim becoming a director of UpHealth. Indian counsel to Holdings further informed the NCLT that these facts, together with Sabahat Azim having been involved with the preparation of various filings made by UpHealth with the SEC, which filings stated that Holdings was acquiring Glocal (consistent with the covenant included in the Amendment Agreement that is described below in “Background Context”), and having made no mention of the purported oral agreement to enable the Azims to return the investments of Holdings, contravened the sudden claim of the Petitioners that there is an oral agreement. Indian counsel to Holdings also provided legal arguments as to why the EGM could not be enjoined, and that the board of Glocal should be reconstituted to add Holdings’ designees and that the Articles of Association of Glocal should be amended as proposed. As stated in the October 3 Current Report, at the hearing, the NCLT verbally directed Glocal to delay the holding of the EGM on September 26, 2022, from 11:00 a.m. Indian time to 2:00 p.m. Indian time to enable the NCLT to issue a written ruling on the matter.

As also stated in the October 3 Current Report, on September 26, 2022, with Holdings, three of the shareholders of Glocal who were not parties to the SPA (the “Non-Party Glocal Shareholders”), and seventeen other shareholders of Glocal (including the Azims and Chowdhury) in attendance, Sabahat Azim commenced the EGM at 11:00 a.m. Indian time but then adjourned the meeting to 2:00 p.m. Indian time pursuant to the NCLT’s direction, at which time he re-opened the EGM. Shortly after the EGM was re-opened, the NCLT issued its written ruling, denying the request to enjoin the EGM, and ordering that the board of Glocal should be reconstituted to add Holdings’ designees, and that the reconstituted board of Glocal should act to amend the Articles of Association of Glocal. The NCLT’s written ruling stated that Holdings is the majority shareholder of Glocal and the Petitioners hold only a “miniscule shareholding” in [Glocal] that “does not come to his [sic] aid in an attempt to thwart the proposed call for the EGM given by [Glocal] itself.” Sabahat Azim was informed during the EGM of the written ruling of the NCLT. Notwithstanding the written ruling that the Glocal board be reconstituted to add Holdings’ designees, and provisions of Indian law and the Articles of Association that provide that the holders of more than 10% of the shares of an Indian corporation may demand for a vote by the polling of shares at the EGM, and Holdings having so demanded for a vote by the polling of shares, Sabahat Azim illegally refused to do so, and instead called for the vote at the EGM by a show of hands of the Glocal shareholders in attendance at the EGM, with the motions for the election of Holdings’ designees being defeated by a vote of 4-17, with only Holdings and the Non-Party Glocal Shareholders voting in favor of these motions. The amendment of the Articles of Association of Glocal similarly failed. Following the EGM, Holdings and each of the Non-Party Glocal Shareholders filed a polling record and sent a written protest to the Glocal Board on the outcome of the EGM.

As also stated in the October 3 Current Report, Holdings is also acting to obtain financial statements from Glocal for the fiscal quarter ended September 30, 2022. Under Indian law, Glocal was obligated to call its annual general meeting of shareholders by September 30, 2022, and to prepare its Indian statutory audited financial statements; however, the Glocal Board has not done either. In further breach of their obligations, as disclosed in the October 3 Current Report, the Glocal Board has recently prevented the accounting firm that had been engaged to work on the preparation of the Indian statutory audited financial statements from entering Glocal’s offices, and the Petitioners have even asserted in their petition to the NCLT that the engagement of this accounting firm is evidence of alleged undue control by Holdings of Glocal. As separately disclosed in the Current Report on Form 8-K filed by UpHealth with the SEC on November 14, 2022 (the “November 14 Current Report”), this separate accounting firm that served as Glocal’s auditors has expressed concern over the actions of the Glocal Board and has stated to Holdings that it is uncertain whether it will be able to complete its review of the financial statements for Glocal for the fiscal quarter ended September 30, 2022. As further disclosed in the November 14 Current Report, subsequent to the filing of the October 3 Current Report, that separate accounting firm has since resigned as the auditors of Glocal, citing to developments in Glocal related to the announced dispute between the Glocal Board and Holdings. As a result of this resignation, a review of the financial statements for Glocal for the fiscal quarter ended September 30, 2022 has not yet been conducted. Furthermore, Glocal has not yet delivered to Holdings such financial statements.

The SPA provides that any dispute, controversy, or claim arising under or relating to it or any breach or threatened breach of it (an “Arbitrable Dispute”) will be resolved by final and binding arbitration administered by the International Court of Arbitration of the International Chamber of Commerce (the “ICA”). In light of the above-described breaches by the Glocal Board and Glocal (collectively, the “Respondents”), on October 25, 2022, Holdings submitted an application (the “Application”) to the ICA for emergency measures, including a request that the emergency arbitrator issue the following orders:

(i)    Directing Respondents, both individually and jointly, to immediately provide to Holdings, and to any PCAOB-registered accounting firm identified by Holdings, access to all financial statement(s), data, documents, books and records necessary to be consolidated into UpHealth’s Periodic Report on Form 10-Q for the fiscal quarter ended September 30, 2022, in the form and manner requested (the “Financial Statements Request”); and

(ii)    Directing Respondents, both jointly and individually, to cooperate with any PCAOB-registered accounting firm identified by Holdings in their review of the information provided pursuant to the Financial Statements Request, including responding to any questions, making any company employees or officers available to respond to questions, and complying with any requests for further information or clarifications (the “Cooperation Request”).

On October 27, 2022, the President of the ICA appointed an Emergency Arbitrator to hear and decide the claims stated in the Application. On November 9, 2022, the Emergency Arbitrator conducted a hearing on the matter where Respondents were represented by counsel, and on November 16, 2022, the Emergency Arbitrator issued an order that included the following:

(i)    Declares that the Emergency Arbitrator has jurisdiction to rule on the Application.

(ii)    Declares that the requests made in the Application are admissible.

(iii)    Directs the Respondents, both individually and jointly, to immediately provide to Holdings, and to any PCAOB-registered accounting firm identified by Holdings, access to all unaudited financial statement(s), data, documents, books and records necessary to be consolidated into UpHealth’s Periodic Report on Form 10-Q for the fiscal quarter ended September 30, 2022, in the form and manner requested (i.e., the Financial Statements Request).

(iv)    Directs the Respondents, both jointly and individually, to cooperate with any PCAOB-registered accounting firm identified by Holdings in their review of the information provided pursuant to the Financial Statements Request, including responding to any questions, making any company employees or officers available to respond to questions, and complying with any requests for further information or clarifications (i.e., the Cooperation Request).

Background Context

As stated in the October 3 Current Report, Sabahat Azim executed the SPA on behalf of himself, Glocal and Kimberlite; Richa Azim and Chowdhury each executed the SPA on behalf of themselves; and Kathuria, the then-President of Holdings, executed the SPA on behalf of Holdings.

As also stated in the October 3 Current Report, the SPA provided that Holdings would acquire a majority stake of the share capital of Glocal. This was to be accomplished in multiple steps. First, Holdings would acquire from two institutional investor shareholders of Glocal all of the shares held by one of such shareholders and certain of the shares held by the other of such shareholders, representing approximately 43.46% of the outstanding equity of Glocal. This uncontested acquisition occurred on November 20, 2020. Second, Holdings would make an investment into Glocal of $3.0 million pursuant to a rights offering by Glocal that was open to all Glocal equity owners. Holdings made the $3.0 million payment to Glocal pursuant to the rights offering on March 26, 2021, and received shares in Glocal at that time, but it was at that time decided that Holdings would be obligated to pay additional amounts as a capital contribution over the next year in the amount of approximately $8.95 million as part of the rights offering. Subsequently, Glocal made a call for the additional capital contribution and Holdings made the second payment of approximately $8.95 million to Glocal pursuant to the rights offering on June 16, 2021, to complete the payment for the rights offering shares. With the issuance of the rights offering shares by Glocal, Holdings increased its ownership to approximately 90.4% of the outstanding equity of Glocal. Third, on May 14, 2021, Holdings acquired the remaining shares of Glocal held by one of the institutional investor shareholders of Glocal which had sold shares of Glocal in the first step and delivered as acquisition consideration a certain number of Holdings shares and a promissory note. Fourth, the SPA provided that Holdings would acquire for the payment of cash additional shares of Glocal held by the shareholder parties to the SPA, including the Azims, Chowdhury and Kimberlite. This acquisition occurred during the summer of 2021, and as a result of such acquisition, Holdings’ ownership of Glocal was increased to approximately 92.2% of the equity of Glocal. Fifth, in August 2021, Glocal made a private placement of shares to Holdings with slightly more than half of the payment for this private placement being made in August 2021, and the remaining amounts to be paid over the following twelve months, with Holdings making the last payment on August 15, 2022. The issuance of the private placement shares in August 2021 increased Holdings’ ownership to 94.81% of the equity of Glocal. Under the terms of the SPA, the Azims, Chowdhury and Kimberlite, among other Glocal shareholders, were not selling all of their shares in Glocal. As a final step, there is an option for Holdings to acquire the remaining shares held by such Glocal shareholders. This option has not yet been exercised as of the date of this Current Report. Pursuant to the terms of the SPA, and as a result of the acquisition of the shares of Glocal by Holdings, the Azims and Kimberlite became the beneficial owners of shares of common stock of Holdings which were held by Eligere Limited Liability Company (“Eligere”). The foregoing summary of the terms of the SPA is not complete and is subject to, and qualified in its entirety by reference to, the SPA, which is filed with this Current Report as Exhibit 2.1, and the terms of which are incorporated herein by reference.

As also stated in the October 3 Current Report, on November 20, 2020, the parties to the SPA amended the SPA, (the “Amendment Agreement”). The Amendment Agreement, among other things, provided that after acquisition by Holdings of most of the shares of Glocal held by the Azims, Chowdhury and Kimberlite, the Glocal Board would convene and hold a meeting at which resolutions would be passed approving and authorizing the appointment of Holdings’ “designee(s) as director(s) to the Board” of Glocal. In addition, the Amendment Agreement added as a covenant to the SPA, the following provision:

“All Parties agree that the commercial intent is through the transactions contemplated by the SPA [Holdings] shall eventually own 100% of the [Glocal] Share Capital. To that end, [the Azims, Chowdhury, Kimberlite and one other Glocal shareholder] shall cooperate with [Holdings] to increase [Holdings’] ownership in [Glocal] after the [date by which Holdings increased its ownership to 94.81% of the equity of Glocal] in a form and manner acceptable to [Holdings].”

The foregoing summary of the terms of the Amendment Agreement is not complete and is subject to, and qualified in its entirety by reference to, the Amendment Agreement, which is filed with this Current Report as Exhibit 2.2, and the terms of which are incorporated herein by reference.

As also stated in the October 3 Current Report, as a result of the acquisition of Holdings by UpHealth, the shares of common stock of Holdings owned by Eligere were converted into shares of common stock of UpHealth. According to a Form 3/A filed by Eligere, Kimberlite and the Azims with the SEC on August 11, 2022, Eligere owns for the benefit of Kimberlite and the Azims a total of 6,116,842 shares of the common stock of UpHealth, Kimberlite beneficially owns 684,981 shares of the common stock of UpHealth, Sabahat Azim beneficially owns 2,716,319 shares of the common stock of UpHealth, and Richa Azim beneficially owns 2,715,542 shares of the common stock of UpHealth.

As previously disclosed in a Schedule 13D filed with the SEC by Jeffery Bray (“Bray”) on June 1, 2022, various stockholders of UpHealth (the “Voting Group”), including Kathuria and Bray, entered into a voting agreement providing Bray with a proxy to vote at the 2022 annual meeting of stockholders of UpHealth the shares of common stock of UpHealth held or beneficially owned by such stockholders in favor of the election to the board of directors of UpHealth of director nominees selected by the mutual agreement of Kathuria and Bray. Among the Voting Group parties to such voting agreement are Richa Azim and Eligere, on behalf of Kimberlite and the Azims. Sabahat Azim was an individual identified to the board of directors of UpHealth as someone that Kathuria and Bray desired to have elected to the board of directors of UpHealth at the 2022 annual meeting of stockholders. As previously disclosed, Kathuria and Bray on behalf of the Voting Group filed a lawsuit against six of the independent directors of UpHealth in the Court of Chancery of the State of Delaware regarding the 2022 annual meeting of stockholders of UpHealth and the nominations of individuals to be elected at such annual meeting captioned as Jeffery R. Bray and Chirinjeev Kathuria v. Avi Katz, et al., and UpHealth, Inc., C.A. No. 2022-0489-LWW (the “Bray Action”), and as previously disclosed by UpHealth in a Current Report on Form 8-K filed with the SEC on August 2, 2022, the plaintiffs dismissed this lawsuit with prejudice, enabling UpHealth to move forward with its 2022 annual meeting of stockholders and the election of directors of UpHealth, which will not include Sabahat Azim as a director nominee.

As also stated in the October 3 Current Report, prior to the Glocal Board calling the EGM and setting it for September 26, 2022, the Non-Party Glocal Shareholders had brought both civil and criminal action in India against the Azims regarding the acquisition of the equity interests in Glocal held by the Non-Party Glocal Shareholders and alleged mismanagement by the Glocal Board and oppression of the minority shareholder rights of the Non-Party Glocal Shareholders. The criminal action against the Azims is still pending in India.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to actions that Holdings and UpHealth intend to undertake with respect to the dispute with the Petitioners and Glocal, and the ability of Holdings and UpHealth to receive from Glocal its financial statements for the fiscal quarter ended September 30, 2022 and of UpHealth to file its Periodic Report on Form 10-Q for this same period. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including uncertainty with respect to how the ICA or the Indian courts shall decide various matters that are before them or that the Glocal Board will act in compliance with their fiduciary duties to their shareholders. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item

2.1	Share Purchase Agreement, by and among UpHealth Holdings, Inc., Glocal Healthcare Systems Private Limited and certain other parties thereto, dated as of October 30, 2020 (incorporated by reference to Exhibit 2.13 to the Registration Statement on Form S-4/A filed by UpHealth on May 6, 2021).

2.2	Amendment Agreement to Share Purchase Agreement by and among UpHealth Holdings, Inc., Glocal Healthcare Systems Private Limited and certain other parties thereto, dated as of November 30, 2020 (incorporated by reference to Exhibit 2.14 to the Registration Statement on Form S-4/A filed by UpHealth on May 6, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2022

By:	/s/ Martin S. A. Beck
Name:	Martin S. A. Beck
Title:	Chief Financial Officer